THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (“Amendment”) is entered into as of April 19, 2021 by and among FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership (“Borrower”), ZIONS BANCORPORATION, N.A., dba CALIFORNIA BANK & TRUST (“CBT”), as the administrative agent (“Administrative Agent”) for itself as a lender and lenders, COMERICA BANK, a Texas banking association (“Comerica”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”), CITIBANK, N.A. (“Citibank” and collectively with CBT as a lender, Comerica, and JPMorgan, the “Lenders” and each individually a “Lender”), with respect to that certain Credit Agreement by and among Administrative Agent, Borrower and Lenders dated as of April 18, 2017, as amended by that certain First Amendment to Credit Agreement dated as of November 8, 2017 and that certain Second Amendment to Credit Agreement dated as of May 10, 2019 (collectively, as further amended, restated and otherwise modified, the “Credit Agreement”) pursuant to which Lenders have provided Borrower with a line of credit in the aggregate maximum commitment amount of $125,000,000.00 (the “Loan”). Except to the extent expressly defined herein, each capitalized term shall mean as defined in the Credit Agreement.
RECITALS
A.    In connection with the Loan, Borrower also executed (i) that certain Note dated as of April 18, 2017 in favor of CBT as a Lender in the original face amount of $50,000,000.00 (as amended, restated and otherwise modified, the “CBT Note”), (ii) that certain Note dated as of November 8, 2017 in favor of Comerica in the original face amount of $25,000,000.00 (as amended, restated and otherwise modified, the “Comerica Note”), (iii) that certain Note dated as of November 8, 2017 in favor of JPMorgan in the original face amount of $25,000,000.00 (as amended, restated and otherwise modified, the “JPMorgan Note”), and (iv) that certain Note dated as of November 8, 2017 in favor of Citibank in the original face amount of $25,000,000.00 (as amended, restated and otherwise modified, the “Citibank Note” and together with the CBT Note, the Comerica Note and the JPMorgan Note, collectively, the “Notes”). The Loan is also guaranteed by certain Domestic Subsidiaries of the Borrower pursuant to that certain Guaranty dated as of April 18, 2017 in favor of Administrative Agent for the benefit of Lenders, as modified by that certain Joinder to Guaranty dated November 30, 2017 (collectively, and as may be amended, restated, or otherwise modified, the “Guaranty”). The Credit Agreement, the Notes, the Guaranty and all other agreements, documents, and instruments evidencing, supporting and otherwise relating to the Loan, as each may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified by this Amendment.
B.    Borrower has requested, and Administrative Agent and Lenders have agreed, to modify the Loan and the Loan Documents, among other things, to extend the Maturity Date, all subject to the terms and the conditions set forth below.
AGREEMENT
WHEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Accuracy of Recitals. The parties hereto acknowledge the accuracy of the recitals set forth above.

2.Extension of Existing Maturity Date. The Maturity Date set forth in the Credit Agreement (i.e., April 18, 2022) is hereby extended and, to give effect such extension, the definition of Maturity Date is hereby amended and restated in its entirety as follows:
“Maturity Date” means the latest of (a) April 18, 2024, (b) if the Maturity Date is extended pursuant to Section 2.14, April 18, 2025 or (c) if a Term Out Commencement Date occurs pursuant to Section 2.04, the Converted Term Loan Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
3.Amendment of Maturity Date Extension Option. The first sentence of Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall have the right on one occasion to request that the Administrative Agent and the Lenders agree to extend the Maturity Date by one year (i.e., to April 18, 2025, the “Loan Extension”).”
4.Change in Reporting Requirements. Section 6.01(c) of the Credit Agreement, with respect to the required delivery of annual forecasts of the consolidated balance sheets, statements of profits and loss and cash flows is hereby amended to extend the delivery deadline by thirty (30) days (from no later than 60 days after the beginning of each fiscal year of Holdings to no later than 90 days after the beginning of each fiscal year of Holdings).
5.Eurodollar Rate Loans; Benchmark Replacement.
a.The following new Section 2.08(d) is hereby added to and inserted into the Credit Agreement after Section 2.08(c) thereof:
“(d) Benchmark Replacement Provisions. The substitute interest rate provisions set forth in Addendum A attached hereto are hereby incorporated herein as though set forth in full. In the event of any inconsistency between the other terms and conditions set forth herein or in any other Loan Document and the terms and conditions set forth in Addendum A, the terms and conditions set forth in Addendum A shall control.”
b.The Addendum A attached to this Amendment is hereby added to the Credit Agreement after the Schedules and before the Exhibits which are currently attached to the Credit Agreement.
6.Supported QFC. The following provisions are hereby added to and inserted into the Credit Agreement as new Section 10.21 after Section 10.20 thereof:
“10.21    Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a "qualified financial contract" (as defined and interpreted pursuant to 12 U.S.C. 5390(c)(8)(D), a "QFC" with any such support being a "QFC Credit Support" and each such QFC being a "Supported QFC") and a Covered Person that is party to a Supported QFC (each a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such

QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under a U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States notwithstanding any governing law provisions to the contrary set forth elsewhere in the Loan Documents. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. As used herein, the following terms have the following meanings: (a) "BHC Act Affiliate" means an "affiliate"(as such term is defined and interpreted pursuant to 12 U.S.C. 1841(k)); (b) "Covered Person" means any of the following: (i) a "covered entity" as that term is defined and interpreted pursuant to 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined and interpreted pursuant to 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined and interpreted pursuant to 12 C.F.R. § 382.2(b), (c) "Default Rights" means as defined and interpreted pursuant to 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) "U.S. Special Resolution Regimes" means the resolution powers and regimes of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act, together with the regulations promulgated thereunder, all as may be amended or otherwise modified from time to time.” Notwithstanding the foregoing, as of April 19, 2021, the Loan Documents do not provide support, through a guarantee or otherwise, for any Swap Contracts.”
7.Conditions Precedent. Notwithstanding anything to the contrary set forth elsewhere herein, this Amendment, including the amendments set forth in Sections 2 through 6 above, shall become effective and binding on Administrative Agent, Borrower and Lenders only upon satisfaction of the following conditions precedent:
a.Execution and Delivery of Amendment and Related Documents. Administrative Agent shall have received the following documents executed by all required Persons (and shall have also executed and delivered its signature with respect to any of the following documents to which it is a party): (i) this Amendment, (ii) the attached Consent and Agreement of Guarantors, and (iii) to the extent required by Administrative Agent, Borrower shall have delivered a fully executed Secretary’s Certificate containing such statements, certificates, consents and resolutions authorizing Borrower’s execution and delivery of this Amendment and the related documents and the performance of its obligations under the Loan Documents as modified by this Amendment, all in form and content reasonably acceptable to Administrative Agent.
b.Payment of Extension Fee. Borrower shall have paid to Administrative Agent for the benefit of the Lenders on a pro rata basis in accordance with their respective Commitments an extension fee equal to .50% of the Aggregate Commitments, which extension fee shall be deemed earned in full upon receipt and non-refundable under any circumstance, including any prepayment of the Loan in full at any time after the effective date of this Amendment.
c.Payment of Fees. Borrower shall have paid to Administrative Agent such fees as are required to be paid pursuant to the Fee Letter.
d.Representations True and Correct. The representations and warranties set forth in the Loan Documents, including Article V of the Credit Agreement and those set forth herein, shall be true and correct in all material respects, except as to any representations and warranties that are already qualified by “in all material respects”, in which case such representations and warranties shall be true and correct.
e.No Event of Default. No Event of Default or Default shall have occurred and be continuing.
f.Payment of Fees, Costs and Expenses. Borrower shall have paid to Administrative Agent all fees, costs and charges in connection with this Amendment and the consummation thereof, including Administrative Agent’s reasonable, invoiced legal fees and costs. Administrative Agent may (but without any obligation to do so), permit any of the foregoing amounts to be paid after the effective date of this Amendment, in which case such amounts shall be required to be paid to Administrative Agent within ten (10) days of written demand therefor by Administrative Agent to Borrower.
Notwithstanding anything to the contrary set forth elsewhere herein, the foregoing conditions precedent to this Amendment shall only be deemed satisfied (or otherwise deferred in accordance with their terms) and this Amendment shall only be deemed effective as of the date first set forth above, all without further notice to or action by any party hereto, upon the full execution and delivery of the documents required by clause (a) above and the delivery by Administrative Agent to Borrower and Lenders of a fully executed copy of this Amendment.
8.Ratification of Loan Documents and Collateral. The Loan Documents (as they may have been amended, restated or otherwise modified) are hereby ratified and affirmed by Borrower and will remain in full force and effect as modified herein. Each reference in any Loan Document to the Credit Agreement and any other Loan Document will be a reference to the Credit Agreement and such other Loan Document as modified by this Amendment or as otherwise restated, amended or modified.
9.Borrower Representations and Warranties. Borrower represents and warrants to Administrative Agent and Lenders on and as of the effective date of this Amendment as follows:
a.No Defaults. Borrower is in compliance with the financial covenants set forth in Sections 7.01 and 7.02 of the Credit Agreement, no Event of Default has occurred and is continuing under the Loan Documents and, to Borrower’s knowledge, no Default has occurred and is continuing under the Loan Documents.
b.Continuing Accuracy of Representations. Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof in all material respects, except for those that may no longer be true as a result of the passage of time or a change in circumstance and are not the result of an Event of Default.

c.No Counterclaims, Defenses. Borrower is not aware of any claims, counterclaims, defenses, or set-offs available to either Borrower or Guarantors with respect to the Loan Documents.
d.Binding Obligations. The Loan Documents are the legal, valid, and binding obligation of each Loan Party party thereto, enforceable against each Loan Party party thereto respectively in accordance with their terms, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general application.
e.Valid Formation; Authorization. Borrower continues to be validly existing under the laws of the state of its formation and continues to be in good standing in the State of California. The execution and delivery of this Amendment by Borrower and the performance of the Loan Documents, as modified herein by each Loan Party party to such Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower (and each Guarantor to the extent applicable) and all other requisite persons, no further consent, authorization or the taking of any other action is required in order for the Borrower and/or Guarantor as applicable to execute, deliver and perform this Amendment, the Consent and Agreement of Guarantors attached hereto and the other Loan Documents to which such Loan Party is a party thereto (all as modified herein) and the execution, delivery and performance of this Amendment and the other Loan Documents as modified herein by each Loan Party party to such Loan Documents shall not in any material respect conflict with any laws, orders, judgments, decrees, agreements, indentures or other obligations and duties of the Loan Parties or with respect to which any of their respective assets are subject.
10.Cooperation. Borrower covenants and agrees with Administrative Agent and Lenders that Borrower and each Guarantor shall execute, deliver, and provide to Administrative Agent and Lenders such additional agreements, documents, and instruments as may be reasonably requested by Administrative Agent and Lenders to effectuate the intent of this Amendment, in each case, to the extent required by the terms of the Loan Documents.
11.Entire Agreement, Change, Discharge, Termination, or Waiver. The Loan Documents, as modified herein, and as otherwise amended, restated or modified, contain the entire understanding and agreement of Borrower, Administrative Agent and Lenders and each Guarantor in respect of the subject matter thereto and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of such Loan Documents may be further changed, discharged, supplemented, terminated, or waived except in a writing signed in compliance with Section 10.01 of the Credit Agreement. To the extent there are any inconsistencies between the Loan Documents and this Amendment, this Amendment shall control.
12.Binding Effect. The Loan Documents as modified herein are binding upon, and inure to the benefit of Borrower, each Guarantor, Administrative Agent and Lenders and their respective successors and assigns to the extent any such assignment is permitted under the Credit Agreement. This Amendment, and the interpretation and enforcement thereof shall be in accordance with the general terms and conditions set forth in the Credit Agreement (as modified herein), including the notice provisions, consent to jurisdiction provisions, governing law provisions, waiver of jury and judicial reference provisions, and the integration, counterpart and severability provisions, with Administrative Agent, Lenders and Borrower being entitled to the benefits thereof and being bound thereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first above written.
BORROWER:
FIVE POINT OPERATING COMPANY, LP,
a Delaware limited partnership

By:    Five Point Opco GP, LLC, a Delaware limited liability company, its managing general partner

By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba CALIFORNIA BANK & TRUST, as Administrative Agent
By:	/s/Aegea Lee
Name:	Aegea Lee
Title:	EVP

LENDERS:

ZIONS BANCORPORATION, N.A. dba CALIFORNIA BANK & TRUST, as a Lender and L/C Issuer
By:	/s/Aegea Lee
Name:	Aegea Lee
Title:	EVP

CITIBANK, N.A.
By:	/s/Robert J. Kane
Name:	Robert Kane
Title:	Managing Director

COMERICA BANK
By:	/s/Jonathan R. Ward
Name:	Jonathan R. Ward
Title:	VP-Western Market

JPMORGAN CHASE BANK, N.A., a national banking association
By:	/s/Nadeige Dang
Name:	Nadeige Dang
Title:	Executive Director

[End of Signature Pages]

CONSENT AND AGREEMENT OF GUARANTORS
The undersigned Guarantors hereby consent to the foregoing Third Amendment to Credit Agreement (“Amendment”). Except to the extent expressly defined herein, each capitalized term shall mean as defined in the Amendment. The undersigned further acknowledge, represent and warrant to Administrative Agent and Lenders that (a) the undersigned have received a copy of the Amendment, have read the Amendment, understand the Amendment, have discussed the Amendment with Borrower, have sought independent advice from counsel with respect to the Amendment or, although having the time and opportunity to do so, have elected not to seek such independent advice, and thereafter has fully, finally and unconditionally consented to the Amendment, (b) the Guaranty as may be modified by the Amendment (and as otherwise may have been restated, amended or otherwise modified) continues to be the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general application, (c) notwithstanding anything to the contrary set forth in any other agreement, instrument or other document, each Guarantor acknowledges and agrees that it is not a primary obligor along with Borrower under the Loan and that the obligations of each Guarantor under the Loan Documents to which it is a party constitute separate, independent and valid obligations of such Guarantor and (d) each Guarantor is not aware of any claims, counterclaims, defenses, or off-sets with respect to the enforcement against any Guarantor of the Loan Documents to which it is a party exist.
Each Guarantor further acknowledges and agrees that, notwithstanding anything to the contrary set forth in any Guaranty, no Guarantor shall be deemed to be a guarantor of any applicable swap obligations if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, “the ECP Rules”) to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any obligations of any Guarantor other than any obligations of such Guarantor with respect to any such swap obligations, nor shall it affect the obligations of any Guarantor who qualifies as an Eligible Contract Participant.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have entered into this Consent and Agreement of Guarantors as of the date of the Amendment.
GUARANTORS:

THE SHIPYARD COMMUNITIES, LLC
By:    Five Point Operating Company, LP,
its manager

By:    Five Point Opco GP, LLC,
    its managing general partner

By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

FIVE POINT LAND, LLC
By:    Five Point Operating Company, LP,
its manager

By:    Five Point Opco GP, LLC,
    its managing general partner

By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

FIVE POINT COMMUNITIES MANAGEMENT, INC.
By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

FIVE POINT COMMUNITIES, LP
By:    Five Point Communities Management, Inc.,
    its general partner
By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

FIVE POINT HERITAGE FIELDS, LLC

By:    Five Point Operating Company, LP,
its manager

By:    Five Point Opco GP, LLC,
    its managing general partner

By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

FIVE POINT CAPITAL CORP.
By:     /s/Erik Higgins
Name:     Erik Higgins
Title:     Chief Financial Officer, Treasurer and Vice President

By:     /s/Michael Alvarado
Name:     Michael Alvarado
Title:     Chief Legal Officer, Vice President and Secretary

ADDENDUM A

BENCHMARK REPLACEMENT PROVISIONS

SECTION 1. Interest Rates; Eurodollar Rate Notification. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 2(a) and (b) below provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2(d) below, of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2 (a) or (b), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
SECTION 2. Alternate Rate of Interest.
(a)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark

Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion and only to the extent Administrative Agent administers Term SOFR rates.
(c)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.

(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Eurodollar Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Loan of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate which is based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
SECTION 3. Benchmark Related Definitions. As used herein, the following defined terms shall mean as follows:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.
“Benchmark” means, initially, Eurodollar Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) or clause (b) of Section 2.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, notwithstanding anything herein to the contrary, the Administrative Agent, the Borrower and the Lenders shall, but at no cost or liability to Administrative Agent or any Lender, use their commercially reasonable efforts to cause any alternate benchmark rate to constitute a “qualified rate” within the meaning of Proposed Treasury Regulations § 1.1001-6(b) to the extent such regulation is applicable thereto; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(c)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion (and in consultation with the Borrower so long as no Event of Default then exists) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice and substantially consistent with conforming changes made in other relevant syndicated credit facilities for which the Administrative Agent acts as the administrative agent (or, if the Administrative Agent determines in good faith (and in consultation with the Borrower so long as no Event of Default then exists) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in good faith (and in consultation with the Borrower so long as no Event of Default then exists) that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines in good faith(and in consultation with the Borrower so long as no Event of Default then exists) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2(b); or
(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent reasonably determines that any such convention is not administered by Administrative Agent or otherwise administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is Eurodollar Rate, the occurrence of:
(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties to the Credit Agreement that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“NYFRB” means New York Federal Reserve Board.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Eurodollar Rate, the time determined by the Administrative Agent in accordance with the then prevailing market convention for such purpose in its reasonable discretion.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body; provided that, for avoidance of doubt, Administrative Agent shall have no obligation to select, use or otherwise administer Term SOFR if the Administrative Agent decides in its good faith discretion (and in consultation with the Borrower so long as no Event of Default then exists) that any such convention is not administered by Administrative Agent or otherwise is not administratively feasible for the Administrative Agent.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination in good faith by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) Administrative Agent administers Term SOFR and the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2 that is not Term SOFR.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.
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